As filed with the Securities and Exchange Commission on July 27, 2015

Registration No. 333-194478

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lear Corporation*

(Exact name of Registrant as specified in its charter)

Delaware	13-3386776
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

21557 Telegraph Road Southfield, Michigan 48033 (248) 447-1500	Terrence B. Larkin Executive Vice President, Business Development, General Counsel and Corporate Secretary Lear Corporation 21557 Telegraph Road Southfield, Michigan 48033 (248) 447-1500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Bruce A. Toth, Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock	—	—	—	—
Preferred Stock	—	—	—	—
Debt Securities	—	—	—	—
Warrants to purchase Debt Securities, Common Stock or Preferred Stock	—	—	—	—
Subscription Rights	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units	—	—	—	—
Guarantees of Debt Securities(4)
Total	—	—	—	—

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities or that are issued in units.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities or that are issued in units or represented by depositary shares.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act at 1933, as amended (the “Securities Act”), Lear Corporation is deferring payment of all of the registration fee.
(4)	The guarantees are the full and unconditional guarantees of Lear Corporation’s obligations under certain of its debt securities by its wholly-owned subsidiaries listed below. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to guarantees of the debt securities being registered.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrants as Specified in their Respective Charters	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification No.
Guilford Mills, Inc.	Delaware	13-1995928

Lear Corporation EEDS and Interiors	Delaware	38-2446360

Lear Mexican Seating Corporation	Delaware	74-3184599

Lear Operations Corporation	Delaware	38-3265872

Albert Trostel & Sons Company	Wisconsin	39-0664900

Eagle Ottawa North America, LLC	Wisconsin	39-1946648

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-194478) of Lear Corporation and its subsidiary guarantor registrants (the “Registration Statement”) is being filed to (i) add Albert Trostel & Sons Company, a Wisconsin corporation, and Eagle Ottawa North America, LLC, a Wisconsin limited liability company (collectively, the “New Subsidiary Guarantors”), as co-registrants to the Registration Statement to allow each of the New Subsidiary Guarantors to guarantee debt securities covered by the Registration Statement, (ii) update the information in Part II with respect to the addition of the New Subsidiary Guarantors and (iii) file additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies of the expenses to be incurred by Lear in connection with the issuance and distribution of the securities being registered:

Amount to be paid
Registration fee*	$
Legal fees and expenses**
Trustee fees and expenses**
Accounting fees and expenses**
Printing fees**
Rating agency fees**
Miscellaneous**

Total	$

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.
**	Estimated expenses are not currently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware

Delaware General Corporation Law

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Lear Corporation

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us and our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent prohibited by the DGCL.

Our certificate of incorporation provides that we will indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right), by reason of the fact that such person is, was or had agreed to become a director or officer of us or is or was serving or had agreed to serve at our request as a director, officer, partner, employee or trustee of, or in another similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection therewith, provided that such person acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Our certificate of incorporation also provides that we will indemnify any person who was or is made or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our right, by reason of the fact that such person is, was or had agreed to become a director or officer of us or is or was serving or had agreed to serve at our request as a director, officer, partner, employee or trustee of, or in another similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection therewith, provided that such person acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to us, unless, and only to the extent, that the Court of Chancery of Delaware determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) the Court of Chancery of Delaware deems proper.

Our certificate of incorporation also provides that we shall pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with certain undertakings.

The indemnification provisions contained in our certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain directors and officers liability insurance providing coverage to our directors and officers, as authorized by our certificate of incorporation.

The Delaware Subsidiary Guarantors

Guilford Mills, Inc., Lear Corporation EEDS and Interiors, Lear Mexican Seating Corporation and Lear Operations Corporation are Delaware corporations governed by the DGCL. The certificates of incorporation of Guilford Mills, Inc., Lear Mexican Seating Corporation and Lear Operations Corporation include provisions that eliminate the personal liability of such entities’ directors for monetary damages for any breach of fiduciary duty as a director, except to the extent prohibited by the DGCL. Additionally, the certificates of incorporation of Guilford Mills, Inc. and Lear Operations Corporation provide that such entities will indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is, was or had agreed to become a director or officer of the respective entity or is or was serving or had agreed to in any other capacity for or on behalf of the respective entity. The certificate of incorporation for Guilford Mills, Inc. also provides that Guilford Mills, Inc. will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing certain undertakings.

Wisconsin

Wisconsin Business Corporation Law

Under Section 180.0851(1) of the Wisconsin Business Corporation Law (the “WBCL”), a corporation is required to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. In other cases, under Section 180.0851(2) of the WBCL, a corporation is nevertheless required to indemnify a director or officer, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. In addition, Section 180.0858(1) of the WBCL provides that, subject to certain limitations, a director or officer may have additional rights to indemnification or allowance of expenses under the corporation’s articles of incorporation, bylaws, director or shareholder resolutions, or other written agreement with the corporation.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of a corporation against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

Albert Trostel & Sons Company

Albert Trostel & Sons Company (“AT&S”) is a Wisconsin corporation governed by the WBCL. Under the bylaws of AT&S, AT&S is required, to the fullest extent permitted or required under the WBCL, to indemnify its directors and officers against any and all liabilities and advance any and all reasonable expenses incurred by them in any action, suit, arbitration or other proceeding to which any such director or officer is a party because he or she is or was a director or officer of AT&S. Under the bylaws of AT&S, AT&S is also required to indemnify an employee who is not a director or officer, to the extent that the employee has been successful on the merits or otherwise in defense of an action, suit, arbitration or other proceeding, for all reasonable expenses incurred in the action, suit, arbitration or other proceeding if the employee was a party because he or she is or was an employee of AT&S.

Wisconsin Limited Liability Company Law

Under Section 183.0403(2) of the Wisconsin Limited Liability Company Law (the “WLLCL”), a limited liability company is required to indemnify or allow reasonable expenses to and pay liabilities of each member or manager incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager. Notwithstanding the foregoing, under Section 183.0403(4) of the WLLCL, a limited liability company may not indemnify a member or manager for liabilities or permit a member or manager to retain any allowance for expenses provided under Section 183.0403(2) as referred to above unless it is determined by or on behalf of a limited liability company that the liabilities or expenses did not result from the member’s or manager’s breach or failure to perform a duty to a limited liability company as provided in under the WLLCL. Pursuant to Section 183.403(5) of the WLLCL, unless otherwise provided in an operating agreement, a member or manager who is a party to a proceeding because the person is a member or manager will be conclusively presumed not to have breached or failed to perform a duty to the limited liability company to the extent that the member or manager has been successful on the merits or otherwise in the defense of the proceeding. In other situations, the provision requires that the determination of whether a member or manager who is a party to a proceeding because the person is a member or manager has breached or failed to perform a duty to the limited liability company, or whether the liability or expense resulted from the breach or failure, be made by the vote of the members (excluding any member who is a party to the same or a related proceeding).

Eagle Ottawa North America, LLC

Eagle Ottawa North America, LLC (“EONA”) is a limited liability company governed by the WLLCL. Under the articles of organization and operating agreement of EONA, management of EONA is vested in one or more managers in the form of a Board of Directors. Under the operating agreement of EONA, EONA is required, to the fullest extent permitted or required by the WLLCL, to indemnify its directors and officers against any and all liabilities, and advance any and all reasonable expenses, incurred by them in any proceeding to which any such director or officer is a party because he or she is or was a director or officer of EONA. EONA is also required to indemnify an employee who is not a director or officer, to the extent that the employee has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of EONA.

ITEM 16.	EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities).

4.1	Form of Amended and Restated Certificate of Incorporation of Lear Corporation (incorporated by reference to Exhibit 3.1 to Lear’s Current Report on Form 8-K dated November 9, 2009).

4.2	Amended and Restated By-Laws of Lear Corporation (incorporated by reference to Exhibit 3.2 to Lear’s Current Report on Form 8-K dated November 9, 2009).

4.3	Warrant Agreement by and between the Company and Mellon Investor Services LLC, as Warrant Agent, dated as of November 9, 2009, including the Global Warrant Certificate set forth in Exhibit A thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 9, 2009).

4.4	Description of Common Stock (incorporated by reference to Lear’s Registration Statement on Form 8-A dated November 6, 2009).

4.5*	Form of Indenture between Lear and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.6*	Form of Subordinated Indenture between Lear and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.7	Indenture, dated March 26, 2010, among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated March 23, 2010).

4.8	Fourth Supplemental Indenture, dated as of March 14, 2014, by and among Lear Corporation, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 11, 2014).

4.9	Fifth Supplemental Indenture, dated November 21, 2014, among the Company, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 21, 2014).

4.10	Sixth Supplemental Indenture, dated June 25, 2015, among the Company, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q dated July 24, 2015).

5.1	Opinion of Winston & Strawn LLP.

5.2	Opinion of Godfrey & Kahn, S.C.

12.1*	Computation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

23.3	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.2).

24.1*	Powers of Attorney of Lear Corporation, Guilford Mills, Inc., Lear Corporation EEDS and Interiors, Lear Mexican Seating Corporation and Lear Operations Corporation (included on the signature pages to the Registration Statement).

24.2	Powers of Attorney of Albert Trostel & Sons Company and Eagle Ottawa North America, LLC (included on the signature pages hereto)

25.1*	Form T-1, Statement of Eligibility and Qualification of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture.

25.2*	Form T-1, Statement of Eligibility and Qualification of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Subordinated Indenture.

25.3*	Form T-1, Statement of Eligibility and Qualification of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, dated March 26, 2010, among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

*	Previously filed as an exhibit to the Registration Statement.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 27, 2015.

Lear Corporation

/s/ *
By:	Matthew J. Simoncini
Its:	President and Chief Executive Officer and a Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ * Matthew J. Simoncini	July 27, 2015	President and Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Jeffrey H. Vanneste Jeffrey H. Vanneste	July 27, 2015	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ * Wendy L. Foss	July 27, 2015	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ * Richard H. Bott	July 27, 2015	Director

/s/ * Thomas P. Capo	July 27, 2015	Director

/s/ * Jonathan F. Foster	July 27, 2015	Director

/s/ * Kathleen A. Ligocki	July 27, 2015	Director

/s/ * Conrad L. Mallett, Jr.	July 27, 2015	Director

/s/ * Donald L. Runkle	July 27, 2015	Director

/s/ * Gregory C. Smith	July 27, 2015	Director

/s/ * Henry D.G. Wallace	July 27, 2015	Non-Executive Chairman of the Board of Directors and a Director

*By:	/s/ Jeffrey H. Vanneste
Jeffrey H. Vanneste, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 27, 2015.

Guilford Mills, Inc.

/s/ Jeffrey H. Vanneste
By:	Jeffrey H. Vanneste
Its:	President, Principal Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey H. Vanneste Jeffrey H. Vanneste	July 27, 2015	President, Principal Executive Officer, Principal Financial Officer and Director

/s/ * Wendy L. Foss	July 27, 2015	Principal Accounting Officer and Assistant Secretary

/s/ * Terrence B. Larkin	July 27, 2015	Vice President, Secretary and Director

/s/ * William P. McLaughlin	July 27, 2015	Vice President and Director

*By:	/s/ Jeffrey H. Vanneste
Jeffrey H. Vanneste, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 27, 2015.

Lear Corporation EEDS and Interiors

/s/ Jeffrey H. Vanneste
By:	Jeffrey H. Vanneste
Its:	President, Principal Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey H. Vanneste Jeffrey H. Vanneste	July 27, 2015	President, Principal Executive Officer, Principal Financial Officer and Director

/s/ * Wendy L. Foss	July 27, 2015	Principal Accounting Officer and Assistant Secretary

/s/ * Terrence B. Larkin	July 27, 2015	Vice President, Secretary and Director

/s/ * William P. McLaughlin	July 27, 2015	Vice President and Director

*By:	/s/ Jeffrey H. Vanneste
Jeffrey H. Vanneste, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 27, 2015.

Lear Mexican Seating Corporation

/s/ Jeffrey H. Vanneste
By:	Jeffrey H. Vanneste
Its:	President, Principal Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey H. Vanneste Jeffrey H. Vanneste	July 27, 2015	President, Principal Executive Officer, Principal Financial Officer and Director

/s/ * Wendy L. Foss	July 27, 2015	Principal Accounting Officer and Assistant Secretary

/s/ * Terrence B. Larkin	July 27, 2015	Vice President, Secretary and Director

/s/ * William P. McLaughlin	July 27, 2015	Vice President and Director

*By:	/s/ Jeffrey H. Vanneste
Jeffrey H. Vanneste, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 27, 2015.

Lear Operations Corporation

/s/ Jeffrey H. Vanneste
By:	Jeffrey H. Vanneste
Its:	President, Principal Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey H. Vanneste Jeffrey H. Vanneste	July 27, 2015	President, Principal Executive Officer, Principal Financial Officer and Director

/s/ * Wendy L. Foss	July 27, 2015	Principal Accounting Officer and Assistant Secretary

/s/ * Terrence B. Larkin	July 27, 2015	Vice President, Secretary and Director

/s/ * William P. McLaughlin	July 27, 2015	Vice President and Director

*By:	/s/ Jeffrey H. Vanneste
Jeffrey H. Vanneste, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 27, 2015.

Albert Trostel & Sons Company

/s/ Jeffrey H. Vanneste
By:	Jeffrey H. Vanneste
Its:	President, Principal Executive Officer and Principal Financial Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Jeffrey H. Vanneste and Terrence B. Larkin, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do or perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey H. Vanneste Jeffrey H. Vanneste	July 27, 2015	President, Principal Executive Officer, Principal Financial Officer and Director

/s/ Wendy L. Foss Wendy L. Foss	July 27, 2015	Principal Accounting Officer and Assistant Secretary

/s/ Terrence B. Larkin Terrence B. Larkin	July 27, 2015	Vice President, Secretary and Director

/s/ William P. McLaughlin William P. McLaughlin	July 27, 2015	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 27, 2015.

Eagle Ottawa North America, LLC

/s/ Craig Tonti
By:	Craig Tonti
Its:	President and Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Jeffrey H. Vanneste and Terrence B. Larkin, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do or perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Craig Tonti Craig Tonti	July 27, 2015	President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Bob F. Carlo Bob F. Carlo	July 27, 2015	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

/s/ Terrence B. Larkin Terrence B. Larkin	July 27, 2015	Director

/s/ William P. McLaughlin William P. McLaughlin	July 27, 2015	Director

/s/ Jeffrey H. Vanneste Jeffrey H. Vanneste	July 27, 2015	Director

EXHIBIT INDEX

Exhibit Number	Document Description

The following Exhibits are filed as part of this Registration Statement:

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities).

4.1	Form of Amended and Restated Certificate of Incorporation of Lear Corporation (incorporated by reference to Exhibit 3.1 to Lear’s Current Report on Form 8-K dated November 9, 2009).

4.2	Amended and Restated By-Laws of Lear Corporation (incorporated by reference to Exhibit 3.2 to Lear’s Current Report on Form 8-K dated November 9, 2009).

4.3	Warrant Agreement by and between the Company and Mellon Investor Services LLC, as Warrant Agent, dated as of November 9, 2009, including the Global Warrant Certificate set forth in Exhibit A thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 9, 2009).

4.4	Description of Common Stock (incorporated by reference to Lear’s Registration Statement on Form 8-A dated November 6, 2009).

4.5*	Form of Indenture between Lear and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.6*	Form of Subordinated Indenture between Lear and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.7	Indenture, dated March 26, 2010, among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated March 23, 2010).

4.8	Fourth Supplemental Indenture, dated as of March 14, 2014, by and among Lear Corporation, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 11, 2014).

4.9	Fifth Supplemental Indenture, dated November 21, 2014, among the Company, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 21, 2014).

4.10	Sixth Supplemental Indenture, dated June 25, 2015, among the Company, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q dated July 24, 2015).

5.1	Opinion of Winston & Strawn LLP.

5.2	Opinion of Godfrey & Kahn, S.C.

12.1*	Computation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

23.3	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.2).

24.1*	Powers of Attorney of Lear Corporation, Guilford Mills, Inc., Lear Corporation EEDS and Interiors, Lear Mexican Seating Corporation and Lear Operations Corporation (included on the signature pages to the Registration Statement).

24.2	Powers of Attorney of Albert Trostel & Sons Company and Eagle Ottawa North America, LLC (included on the signature pages hereto)

25.1*	Form T-1, Statement of Eligibility and Qualification of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture.

25.2*	Form T-1, Statement of Eligibility and Qualification of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Subordinated Indenture.

25.3*	Form T-1, Statement of Eligibility and Qualification of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, dated March 26, 2010, among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

*	Previously filed as an exhibit to the Registration Statement.